Exhibit 23.1

200 Spectrum Center Drive, Suite 300 Irvine, CA 92618 (714) 234-5980 www.BCRGCPAS.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-1 of Check-Cap Ltd. of our audit report dated April 27, 2026, with respect to the financial statements of Check-Cap Ltd. as of December 31, 2025, December 31, 2024 and December 31, 2023, and for the years ended December 31, 2025, December 31, 2024 and December 31, 2023.

We also consent to the reference to us as an expert under the heading “Experts” in such Registration Statement.

/s/ BCRG Group

Irvine, California

August 17, 2026